UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On June 3, 2010, OMNI Energy Services Corp., a Louisiana corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wellspring OMNI Holdings Corporation, a Delaware corporation (“Parent”), and Wellspring OMNI Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Sub”), providing for the merger of Sub with and into the Company, with the Company surviving the merger (the “Merger”) as a subsidiary of Parent. Parent and Sub are affiliates of Wellspring Capital Management LLC (“Wellspring Capital”), a middle market private equity firm.

At the effective time of the Merger, each outstanding share of common stock of the Company (other than treasury shares, shares held by Parent and Sub and any of their subsidiaries, shares with respect to which dissenters rights are properly exercised and shares held by the Roll-Over Persons (as defined below)) will be cancelled and converted into the right to receive $2.75 per share in cash (the “Merger Consideration”). At the effective time of the Merger, each outstanding option to acquire shares of common stock of the Company, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share for each share subject to the applicable option. At the effective time of the Merger, each outstanding unvested restricted share of the common stock of the Company awarded under the Company’s stock incentive plans will be cancelled and converted into the right to receive the Merger Consideration. At the effective time of the Merger, each warrant to purchase shares of the common stock of the Company will be cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share for each share issuable under the applicable warrant.

The Merger Agreement contains detailed representations, warranties and covenants. These representations, warranties and covenants were made solely for purposes of the Merger Agreement and should not be relied upon by any investor in the Company, nor should any investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Sub, or any of their respective subsidiaries or affiliates. Investors in the Company are not third-party beneficiaries under the Merger Agreement.

In accordance with the Merger Agreement, the Company is entitled to actively solicit alternative acquisition proposals from third parties until July 16, 2010. During this “go-shop” period, Stephens Inc., the independent financial advisor to the special committee of independent directors of the Company (the “Special Committee”), will assist the Company in connection with dealings with other possible alternative acquisition proposals.

After the end of the “go-shop” period, the Company is subject to certain “no-shop” restrictions on its abilities to solicit alternative takeover proposals. The no-shop provision is subject to a “fiduciary-out” provision that allows the Board of Directors of the Company (the “Board”) or the Special Committee under certain circumstances to change its recommendation to the Company’s shareholders and terminate the Merger Agreement to enter into a definitive agreement with respect to an alternative proposal that is determined to be superior to the Merger Agreement (subject to Parent’s right to match the alternative acquisition proposal) (a “Superior Proposal”).

Consummation of the Merger is subject to various closing conditions including: (i) approval by the holders of a majority of the voting power of the Company’s common stock (including any shares of capital stock entitled to vote with the Company’s common stock) present or represented at a special shareholders meeting called to vote on this transaction (the “Special Meeting”), (ii) the absence of any law or order retraining, preventing or restricting the Merger or making the Merger or the other transactions contemplated thereby illegal, and (iii) and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions including: (i) the accuracy of the other party’s representations and warranties in the Merger Agreement (subject to customary materiality qualifiers) and (ii) the other party’s compliance in all material respects with its obligations required to be performed by it under the Merger Agreement. The obligations of Parent and Sub to consummate the Merger are further subject to the satisfaction (or waiver) of certain other conditions including the absence of any “Company Material Adverse Effect” (as defined in the Merger Agreement). The transaction is not subject to any financing condition.

The Merger Agreement may be terminated (i) by the mutual consent of the parties; (ii) by Parent or the Company, (A) if any court of competent jurisdiction or other governmental entity shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, (B) if the Merger shall not have been consummated by December 1, 2010, (C) if the Company’s shareholders fail to approve the Merger Agreement, or (D) if the other party breaches any of its representations or warranties or breaches or fails to comply with any of its obligations under the Merger Agreement and any such breach or failure is not cured or, if curable, shall continue unremedied for a period of 20 days after the failing or breaching party has received written notice from the other party of the occurrence of such failure or breach; (iii) by Parent (A) if the Board shall have withdrawn or adversely modified its approvals or recommendations of the Merger, (B) if the Board or the Special Committee shall have failed to recommend to the Company’s shareholders that they approve the Merger Agreement and the Merger at the Special Meeting, (C) if the Board or any committee thereof resolves to take any of the foregoing actions, or (D) if on or after October 1, 2010, the Company has not delivered to Parent the Company’s restated audited financial statements for each of the fiscal years ended December 31, 2005-2009 (the “Restated Audited Financial Statements”), together with the unqualified opinion of the applicable independent auditor for each of such Restated Audited Financial Statements, which financial statements shall comply with the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement, unless the SEC has agreed and acknowledged in writing that the Company’s existing audited financial statements for each of the fiscal years ended December 31, 2005-2009 do not require restatement; provided, that if Parent does not exercise its termination right under subclause (iii)(D) within 5 business days after October 1, 2010, such provision will automatically terminate on the following business day; or (iv) by the Company at any time prior to obtaining Company shareholder approval of the Merger Agreement, upon the Board or the Special Committee resolving to enter into an alternative acquisition proposal that is a Superior Proposal.

If the Merger Agreement is terminated (I) by Parent under clause (ii)(D) above in the case of a material and willful breach or failure to perform by the Company or under clause (iii) above; (II) by the Company under clause (iv) above; or (III) by Parent or the Company under clause (ii)(C) above or clause (ii)(B) above (if in the case of this clause (iii) (A) an alternative acquisition proposal shall have been communicated to the Board or the Special Committee or publicly announced or made publicly known prior to the Special Meeting and not withdrawn prior to the 10th day preceding the mailing date of the proxy statement and (B) within 12 months after such termination, the Company enters into a definitive agreement with respect to, or consummates, a transaction that would have constituted an alternative acquisition proposal if made prior to such termination, then the Company will be required to pay Parent a termination fee equal to $1,795,991 and reimburse transaction expenses incurred by Parent and Sub up to

$750,000. If Parent terminates the Merger Agreement under clause (ii)(D) above, other than in the case of the Company’s willful breach or failure to perform, or under clause (iii)(D) above, then the Company will be required to reimburse transaction expenses of Parent and Sub up to $750,000.

If all of the conditions to Parent’s obligation to close have been satisfied but Parent has not received financing sufficient to consummate the Merger and Parent fails to close the transactions contemplated by the Merger Agreement, and the Company terminates the Merger Agreement other than under clause (i), (ii)(A), (ii)(C) or (iv) above, Parent will be required to pay the Company a termination fee of $4,310,378. If all of the conditions to Parent’s obligation to close have been satisfied and the Company terminates the Merger Agreement other than under clause (i), (ii)(A), (ii)(C) or (iv) above, as a result of Parent’s failure to comply in all material respects with its financing obligations or at the time of such termination Parent has received financing sufficient to consummate the Merger and Parent fails to close the transactions contemplated by the Merger Agreement, Parent will be required to pay the Company a termination fee of $7,183,964.

The Merger Agreement was negotiated on behalf of the Company by the Special Committee, with the assistance of outside financial and legal advisors, and the Special Committee unanimously recommended that the Board approve the Merger Agreement. Prior to making such recommendation, GulfStar Group provided the Special Committee with its opinion that the Merger Consideration is fair from a financial point of view, to the shareholders of the Company. Based on the Special Committee’s unanimous recommendation and its own judgment, the Board unanimously approved the Merger Agreement and recommended that the Company’s shareholders approve the Merger Agreement.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 4, 2010, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Supporting Agreements

To support its obligations under the Merger Agreement, Parent has obtained commitment letters for the necessary equity and debt financing for the transactions contemplated by the Merger Agreement. Additionally, Brian Recatto, the Company’s Chief Executive Officer, Dennis Sciotto, the Chairman of the Board of the Company, and Edward Colson, a director of the Company (the “Roll-Over Persons”), have entered into an agreement with Wellspring to exchange certain shares of their common stock and preferred stock (and in the case of Mr. Recatto, cash) in the Company for equity and debt obligations of Parent.

In connection with the Merger, Wellspring Capital Partners IV, L.P., an affiliate of Wellspring Capital (the “Guarantor”), has executed a Limited Guaranty dated June 3, 2010 (the “Limited Guaranty”), which absolutely, irrevocably and unconditionally guarantees to the Company certain financial liabilities and obligations of Parent in the event of a termination of the Merger Agreement, the highest of which would be $7,183,964.

Parent also entered into voting agreements (the “Voting Agreements”) with certain shareholders of the Company, representing approximately 24.9% of the outstanding voting stock of the Company, pursuant to which such shareholders have agreed to vote all of their shares of common stock and preferred stock of the Company in favor of the approval of the Merger Agreement.

The foregoing descriptions of the Limited Guaranty and the Voting Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Limited Guaranty and the Voting Agreements, which are attached as Exhibit 2.2 and Exhibits 2.3, 2.4 and 2.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Additional Information and Where to Find It

The Company plans to file with the SEC and mail to its shareholders a Proxy Statement and a Schedule 13E-3 in connection with the transaction. COMPANY SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION.

Investors and security holders will be able to obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents filed with the SEC by the Company (when available) through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of such documents from the Company by contacting OMNI Energy Services Corp., 4500 N.E. Evangeline Thruway, Carencro, LA 70520, Attn: Corporate Secretary, telephone 337-896-6664.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its proxy statement dated April 30, 2010, each of which is filed with the SEC. You can obtain free copies of these documents from the Company using the contact information set forth above. Additional information regarding interests of such participants will be included in the Proxy Statement and the Schedule 13E-3 that will be filed with the SEC and available free of charge as indicated above.

Item 9.01 Financial Statements and Exhibits

2.1	Agreement and Plan of Merger, dated June 3, 2010, by and among Wellspring OMNI Holdings Corporation, Wellspring OMNI Acquisition Corporation and OMNI Energy Services Corp.

2.2	Limited Guaranty, dated June 3, 2010 by Wellspring Capital Partners IV, L.P. in favor of OMNI Energy Services Corp.

2.3	Voting Agreement, dated as of June 3, 2010, entered into by Edward E. Colson, III Trust.

2.4	Voting Agreement, dated as of June 3, 2010, entered into by Dennis R. Sciotto Family Trust.

2.5	Voting Agreement, dated as of June 3, 2010, entered into by Brian J. Recatto.

99.1	Press Release, dated June 4, 2010, titled “OMNI Energy Services Agrees to be Acquired by Wellspring Capital Management for $2.75 Per Share in Cash.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: June 4, 2010
	By:	/s/ Ronald D. Mogel

Senior Vice President
and Chief Financial Officer